UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2023

Zymeworks Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41535	88-3099146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

108 Patriot Drive, Suite A Middletown, Delaware	19709
(Address of principal executive offices)	(Zip Code)

(302) 274-8744

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	ZYME	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 29, 2023, the board of directors (the “Board”) of Zymeworks Inc. (the “Company”), upon recommendation from the nominating and corporate governance committee of the Board, appointed Mr. Carlos Campoy as a director of the Company, effective as of June 30, 2023. Mr. Campoy was appointed as a Class I director with a term expiring at the Company’s 2025 annual general meeting of stockholders.

There are no transactions and no proposed transactions between Mr. Campoy or any member of his immediate family and the Company or its subsidiaries that would require disclosure under Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended, and there is no arrangement or understanding between Mr. Campoy and any other person or entity pursuant to which Mr. Campoy was appointed as a director of the Company.

Mr. Campoy will participate in the Company’s standard compensation plan for non-employee directors, including an initial stock option grant to purchase 50,000 shares of common stock, which will be granted to Mr. Campoy on June 30, 2023. The standard compensation plan for non-employee directors is described in the section titled “Director Compensation” of the Company’s Amendment No. 1 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 28, 2023.

Mr. Campoy will also enter into the Company’s standard form of indemnification agreement for directors and executive officers.

In addition, on June 26, 2023, Dr. Natalie Sacks submitted her resignation from the Board, including the nominating and corporate governance committee and the research and development committee of the Board, effective June 30, 2023. Dr. Sack’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. In connection with Dr. Sack’s resignation, Mr. Campoy was appointed to the nominating and corporate governance committee and the audit committee, replacing Susan Mahony, who remains a director. Also, Dr. Kelvin Neu, a current director of the Company and member of the research and development committee, was appointed as chair of the research and development committee.

A press release announcing Mr. Campoy’s appointment to the Board is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01	Other Events.

Following Mr. Campoy’s appointment to the Board’s nominating and corporate governance committee and audit committee and Dr. Neu’s appointment as chair of the Board’s research and development committee, the composition of the committees is as follows:

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Research and Development Committee
Lota Zoth (Chair)	Hollings C. Renton (Chair)	Kenneth Hillan (Chair)	Kelvin Neu (Chair)
Troy M. Cox	Susan Mahony	Troy M. Cox	Kenneth Hillan
Carlos Campoy	Lota Zoth	Carlos Campoy

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated June 29, 2023.

104	Cover Page Interactive Data File (embedded as Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ZYMEWORKS INC.
(Registrant)

Date: June 29, 2023	By:	/s/ Kenneth Galbraith
	Name:	Kenneth Galbraith
	Title:	Chair and Chief Executive Officer

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